UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 11, 2014

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)    Entry into Material Contract with Named Executive Officer and Compensatory Arrangements of Certain Officers

Non-Qualified Stock Option Awards. On December 11, 2014, the Board of Directors (the “Board”) of Ashford Inc. (the “Company”) approved the recommendations of the Compensation Committee of the Board with respect to the grant of non-qualified stock option awards to the following executive officers pursuant to the Ashford Inc. 2014 Incentive Plan, with a grant date of December 11, 2014, as set forth below:

Executive Officer	Option Shares (#)
Monty J. Bennett, Chairman and Chief Executive Officer	95,000
Douglas A. Kessler, President	35,000
David A. Brooks, Chief Operating Officer, General Counsel and Secretary	40,000
Deric S. Eubanks, Chief Financial Officer	30,000

Each non-qualified stock option has an exercise price equal to the closing price of the Company’s common stock on the date of the grant ($85.97 per share). All awards vest upon the anniversary that is three years following the date of such grant. The non-qualified stock option awards will be issued pursuant to award agreements entered into by the Company and the executive officer, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number

99.1    Form of Non-Qualified Stock Option Award Agreement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 15, 2014

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel